UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 25, 2010

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2010, Cameron International Corporation (the “Company”) issued a press release announcing the Board of Directors elected the Company's President and Chief Executive Officer Jack B. Moore as Chairman of the Board, effective May 3, 2011, the date of the Company’s next annual shareholder meeting.   Mr. Moore will replace retiring Chairman Sheldon R. Erikson, who will continue to serve as a director of the Company.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Glenn J. Chiasson, Gary M. Halverson and Owen A. Serjeant were elected Vice Presidents of Cameron International Corporation by the Company’s Board of Directors, effective October 20, 2010.  Messrs. Chiasson, Halverson and Serjeant are also Presidents of the Company’s Drilling Systems, Surface Systems and Subsea Systems divisions, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Cameron Elects Jack B. Moore as Chairman of the Board, Effective May 2011; Sheldon R. Erikson to Retire as Chairman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:          October 26, 2010